Exhibit 99.1

AGREEMENT TO FORFEIT INCENTIVE STOCK OPTIONS

This Incentive Stock Option Forfeiture Agreement (this “Agreement”) is made by and between Jupiter Wellness, Inc., a Delaware corporation (the “Company”), and undersigned individuals (the “Participants”) whose names are set forth on the signature page attached here to (the “Signature Page”), effective as of the date set forth on the Signature Page as the “Date of Forfeiture”. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan.

RECITALS

WHEREAS, the Company has adopted, and its stockholders have ratified the 2020 Equity Incentive Plan (the “Plan”), under which the Company is permitted to grant equity-based incentive awards to officers, directors, consultants and others;

WHEREAS, one of the forms of equity based compensation awards that may be granted under the Plan is incentive stock options;

WHEREAS, pursuant to certain Incentive Stock Option Agreements entered into by and between the Company and the Participants under the Plan on the award date of 8/16/21, the Company granted the Participants the stated number of incentive stock options, of which the stated number of options were unexercised as of the Agreement Date:

Name	Number of Stock Options	Unexercised Options On Agreement Date
Brain John	155,444	155,444
Richard Miller	155,444	155,444
Dr. Glynn Wilson	155,444	155,444
Douglas McKinnon	155,444	155,444

WHEREAS, the Company’s Board of Directors has determined that it is in the best interest of the Company and its stockholders for the Participants to voluntarily surrender and cancel certain outstanding vested Options that the Participants presently holds, as identified on the Signature Page (the “Forfeited Options”), so that additional shares become available under the Plan which the Company may use for stock grants or stock options and other equity awards;

WHEREAS, the Participants and the Company recognize that making the Forfeited Options shares available for re-grant under the Plan is beneficial to the Company and its operations;

WHEREAS, the Participants wish to forfeit the Participants’ Forfeited Options, so as to make them available for further grants under the Plan, and the Company wishes to agree to such forfeiture;

WHEREAS, the Participants agree to surrender the Forfeited Options for cancellation without receiving any cash, equity awards or other consideration and without any expectation to receive, and without imposing any obligation on the Company to pay or grant, any cash, equity awards or other consideration presently or in the future in connection with the cancellation of such Forfeited Options; and

WHEREAS, the Company is relying on the Participants’ surrender and cancellation of the Forfeited Options in making administrative determinations regarding the Plan.

NOW, THEREFORE:

1. Surrender and Cancellation of Options. The Participants hereby surrender the Forfeited Options for cancellation, and the Company hereby accepts such surrender and cancellation, effective as of the Date of Forfeiture. By execution of this Agreement, the parties have taken all steps necessary to cancel the Forfeited Options. It is agreed by and between the Participants and the Company, that as of the date of the Agreement Date, all Forfeited Options previously granted to the Participant are forfeited, and the Participant shall have no further rights in such Forfeited Options.

2. No Expectation or Obligation. The Participants and the Company acknowledge and agree that the surrender and cancellation of the Forfeited Options described herein shall be without any expectation of the Participant to receive, and without imposing any obligation on the Company to pay or grant, any cash, equity awards or other consideration presently or in the future in connection with the surrender and cancellation of such Forfeited Options.

3. Miscellaneous.

(a) Reliance. The Participants acknowledges and agrees that the Company is relying on the provisions of Sections 1 and 2 herein in connection with the administration of the Plan including, without limitation, determinations regarding the nature of future grants thereunder.

(b) Successor and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

(d) Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on each of the parties hereto, notwithstanding that both of the parties did not sign the original or the same counterparts.

(e) Headings. The headings of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(f) Severability. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(g) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. The Company and the Participant have made no promises, agreements, conditions, or understandings relating to this subject matter, either orally or in writing, that are not included in this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the Employees have executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first set forth above.

Participants

/s/ Brian John
Brian John
Dated:
Forfeited Options
Date of Grant: August 16, 2021
Number of Forfeited Options: 2,750
Exercise Price: $1.77

/s/ Richard Miller
Richard Miller
Dated:
Forfeited Options
Date of Grant: August 16, 2021
Number of Forfeited Options: 2,750
Exercise Price: $1.77

/s/ Glynn Wilson
Dr. Glynn Wilson
Dated:
Forfeited Options
Date of Grant: August 16, 2021
Number of Forfeited Options: 2,750
Exercise Price: $1.77

/s/ Douglas McKinnon
Douglas McKinnon
Dated:
Forfeited Options
Date of Grant: August 16, 2021
Number of Forfeited Options: 2,750
Exercise Price: $1.77

Company

Jupiter Wellness, Inc.

By:	/s/ Brian John
Brian John
Title:	CEO
Dated: